UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2015

Energy XXI Ltd

(Exact name of registrant as specified in its charter)

BERMUDA	001-33628	98-0499286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court, 22 Victoria Street, P.O. Box HM

1179, Hamilton HM EX, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (441) 295-2244

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Purchase Agreement

On June 22, 2015, Energy XXI USA, Inc. (“EXXI USA”), an indirect wholly-owned subsidiary of Energy XXI Ltd (the “Company”), entered into entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Grand Isle Corridor, LP (“Grand Isle Corridor”), a wholly-owned subsidiary of CorEnergy Infrastructure Trust, Inc. (“CorEnergy”). The Purchase Agreement provides for the sale by EXXI USA of its real and personal property constituting a subsea pipeline gathering system located in the shallow Gulf of Mexico shelf and storage and onshore processing facilities on Grand Isle, Louisiana (the “GIGS”) for a purchase price of $245 million, plus the assumption by Grand Isle Corridor of an estimated $12.5 million Asset Retirement Obligation that is associated with the decommissioning costs for the GIGS (the “Acquisition”). The Purchase Agreement provides that at the closing of the Acquisition, Energy XXI GIGS Services, LLC, an indirect wholly-owned subsidiary of the Company (the “Tenant”) will enter into a triple-net lease (the “Lease”) with Grand Isle Corridor pursuant to which the Company will continue to operate the GIGS. The primary term of the Lease will be 11 years from closing, with one renewal option, which will be the lesser of nine years or 75% of the expected remaining useful life of GIGS. The operating lease will utilize a minimum rent plus a variable rent structure, which will be linked to oil revenues realized by the Company from the GIGS above a predetermined oil revenue threshold. Under the terms of the Lease, the Tenant will retain any revenues generated from transporting third party volumes. The Tenant’s obligations under the Lease will be guaranteed by the Company. The form of Lease is attached as an exhibit to the Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

The closing of the Acquisition is subject to CorEnergy’s successful completion of its financing transactions, the parties’ entry into a final Lease agreement and other conditions which are normal for a transaction of this nature. The Acquisition is expected to close by June 30, 2015, although there can be no assurance as to such timing or that all of the conditions to closing the transaction will be satisfied.

The foregoing description of the Purchase Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Guaranty by the Company

On June 22, 2015, in connection with the execution of the Purchase Agreement, the Company entered into a Guaranty (the “EXXI Guaranty”) in favor of Grand Isle Corridor. The EXXI Guaranty provides that the Company guarantees the payment and performance of all of EXXI USA’s obligations, liabilities, and covenants owed to Grand Isle Corridor arising under the Purchase Agreement.

The foregoing description of the EXXI Guaranty is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the EXXI Guaranty, which is filed as Exhibit 2.2 hereto and incorporated herein by reference.

Guaranty by CorEnergy

On June 22, 2015, in connection with the execution of the Purchase Agreement, CorEnergy entered into a Guaranty (the “CORR Guaranty”) in favor of EXXI USA. The CORR Guaranty provides that CorEnergy guarantees the payment and performance of all of Grand Isle Corridor’s obligations, liabilities, and covenants owed to EXXI USA arising under the Purchase Agreement.

The foregoing description of the CORR Guaranty is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the CORR Guaranty, which is filed as Exhibit 2.3 hereto and incorporated herein by reference.

Item 7.01	Entry into a Material Definitive Agreement

On June 22, 2015, Energy XXI issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the Purchase Agreement described in Item 1.01 of this report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
2.1	Purchase and Sale Agreement, dated June 22, 2015, by and between Grand Isle Corridor, LP and Energy XXI USA, Inc.
2.2	Guaranty, dated June 22, 2015, by Energy XXI Ltd in favor of Grand Isle Corridor, LP
2.3	Guaranty, dated June 22, 2015, by CorEnergy Infrastructure Trust, Inc. in favor of Energy XXI USA, Inc.
99.1	Press Release of Energy XXI Ltd, dated June 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy XXI Ltd

	By:	/s/ Bruce W. Busmire
Bruce W. Busmire
June 23, 2015		Chief Financial Officer

Exhibit Index

Exhibit No.	Description
2.1	Purchase and Sale Agreement, dated June 22, 2015, by and between Grand Isle Corridor, LP and Energy XXI USA, Inc.
2.2	Guaranty, dated June 22, 2015, by Energy XXI Ltd in favor of Grand Isle Corridor, LP
2.3	Guaranty, dated June 22, 2015, by CorEnergy Infrastructure Trust, Inc. in favor of Energy XXI USA, Inc.
99.1	Press Release of Energy XXI Ltd, dated June 22, 2015.